                                                                  Exhibit (g)(7)


                          FORM OF AMENDED AND RESTATED
                                   SCHEDULE A

                              WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

                               FEES AND EXPENSES

Series*                                                               Annual Fee
-------                                                               ----------
ING Principal Protection Fund                                         $ 12,000

ING Principal Protection Fund II                                      $ 12,000

ING Principal Protection Fund III                                     $ 12,000

ING Principal Protection Fund IV                                      $12,000

ING Principal Protection Fund V                                       $12,000

Pursuant to the Custodian Service and Monitoring Agreement dated July 3, 2001, as amended by and among ING Equity Trust (formerly Pilgrim Equity Trust), MBIA (formerly MBIA Insurance Corporation) and State Street Bank and Trust Company (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund V, a newly established series of ING Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of August 20, 2002.

ING Equity Trust              MBIA                         State Street Bank
                                                           and Trust Company
_____________________         _____________________        _____________________
Name:________________         Name:________________        Name:________________
Title:_______________         Title:_______________        Title:_______________

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*     Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.